Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated October 30, 2026, and each included in this Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A, File No. 333-51938) of AB Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated August 28, 2026, with respect to the financial statements and financial highlights of AB Discovery Value Fund, AB International Value Fund and AB Large Cap Value Fund (three of the series constituting AB Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the period ended June 30, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
October 28, 2026